EXHIBIT 99(a)
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                             JOINT FILING AGREEMENT
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             The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: June 24, 1998



                                                /s/ Michael R. Budagher
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                                                    Michael R. Budagher



                                                BUDAGHER FAMILY, LLC



                                                By: /s/ Michael R. Budagher
                                                    ----------------------------
                                                        Michael R. Budagher
                                                        General Manager